Registration No. 333-74489

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HASTINGS MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0633740 (I.R.S. Employer Identification Number)

325 North Hanover Street, Hastings, Michigan (Address of Principal Executive Offices)	499058 (Zip Code)

HASTINGS MANUFACTURING COMPANY
STOCK OPTION AND RESTRICTED STOCK
PLAN OF 1997
(Full Title of the Plan)

Thomas J. Bellgraph Vice President--Finance Hastings Manufacturing Company 325 North Hanover Street Hastings, Michigan 49058	Copies to:	Michael K. Molitor Warner Norcross & Judd LLP 900 Old Kent Building 111 Lyon Street, NW Grand Rapids, Michigan 49503-2487

(Name and Address of Agent for Service)

(616) 945-2491
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $2 Par Value	38,000 shares (1)	$4.995 (2)	$189,810 (2)	$47.46

(1)

38,000 additional shares of common stock, $2 par value, of Hastings Manufacturing Company (the "Registrant") are being registered for issuance pursuant to the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997, as amended (the "Plan"). These shares reflect an increase of 38,000 shares authorized under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, stock dividends or certain other capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	On June 5, 2001, the average of the high and low sales prices of the Registrant's common stock was $4.995 per share. The registration fee is computed in accordance with Rule 457(h) and (c).

EXPLANATORY NOTE

          Hastings Manufacturing Company, a Michigan corporation (the "Registrant"), hereby files this Post-effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-74489) (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering an additional 38,000 shares of the Registrant's common stock, $2 par value, issuable pursuant to the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997, as amended (the "Plan"). The original Registration Statement was filed on March 16, 1999. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the previously filed Registration Statement, including the information incorporated therein by reference.

          Originally, 38,000 shares of the Registrant's common stock were authorized for issuance under the Plan. However, at the Registrant's 2001 Annual Meeting of Shareholders, the Registrant's shareholders approved an amendment to the Plan to increase the aggregate number of shares of common stock authorized under the Plan from 38,000 to 76,000. This Post-effective Amendment No. 1 covers the increase of 38,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 76,000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                    Exhibits.

                    The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

4(a)

Articles of Incorporation of Hastings Manufacturing Company, as amended to date. Filed as an exhibit for the Form 10-Q Quarterly Report for the period ended June 30, 1998, and here incorporated by reference.

4(b)	Bylaws of Hastings Manufacturing Company, as amended to date. Filed as an exhibit for the Form 10-K Annual Report for the year ended December 31, 2000, and here incorporated by reference.

4(c)

Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997, as amended to date. Filed as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A for its 2001 Annual Meeting of Shareholders filed on April 9, 2001 and here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP regarding legality of securities offered.

15	Letter Regarding Unaudited Interim Financial Information.

23(a)	Consent of Warner Norcross & Judd LLP--Included in Exhibit 5(a) and incorporated herein by reference.

23(b)	Consent of BDO Seidman LLP.

24	Powers of Attorney. Filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-74489) filed on March 16, 1999, and here incorporated by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hastings, State of Michigan, on this 11th day of June, 2001.

HASTINGS MANUFACTURING COMPANY By /s/Thomas J. Bellgraph Thomas J. Bellgraph Vice President--Finance (Principal Financial and Accounting Officer)

                    Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Andrew F. Johnson Andrew F. Johnson	Co-Chief Executive Officer, President-- Operations and Director	June 11, 2001

/s/Mark R. S. Johnson* Mark R. S. Johnson	Co-Chief Executive Officer, President-- Marketing and Director	June 11, 2001

/s/Dale W. Koop* Dale W. Koop	Vice President-- Engineering and Director	June 11, 2001

Signature	Title	Date

/s/Monty C. Bennett* Monty C. Bennett	Vice President-- Employee Relations and Director	June 11, 2001

/s/Douglas A. DeCamp* Douglas A. DeCamp	Director	June 11, 2001

/s/William R. Cook* William R. Cook	Director	June 11, 2001

/s/Neil A. Gardner* Neil A. Gardner	Director	June 11, 2001

*By: /s/Thomas J. Bellgraph Thomas J. Bellgraph Attorney-in-Fact		June 11, 2001

EXHIBIT INDEX

Exhibit Number	Document

4(a)

Articles of Incorporation of Hastings Manufacturing Company, as amended to date. Filed as an exhibit for the Form 10-Q Quarterly Report for the period ended June 30, 1998, and here incorporated by reference.

4(b)	Bylaws of Hastings Manufacturing Company, as amended to date. Filed as an exhibit for the Form 10-K Annual Report for the year ended December 31, 2000, and here incorporated by reference.

4(c)

Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997, as amended to date. Filed as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A for its 2001 Annual Meeting of Shareholders filed on April 9, 2001 and here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP regarding legality of securities offered.

15	Letter Regarding Unaudited Interim Financial Information.

23(a)	Consent of Warner Norcross & Judd LLP--Included in Exhibit 5(a) and incorporated herein by reference.

23(b)	Consent of BDO Seidman LLP.

24	Powers of Attorney. Filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-74489) filed on March 16, 1999, and here incorporated by reference.